EXHIBIT 4.1

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                     PAN PACIFIC RETAIL PROPERTIES, INC.,

                           KIMCO REALTY CORPORATION

                                    AND

                  THE BANK OF NEW YORK TRUST COMPANY, N.A.,

                                  Trustee

                          ---------------------

                      FIFTH SUPPLEMENTAL INDENTURE

                      Dated as of October 31, 2006

     supplementing that certain Indenture dated as of September 1, 1997

                          ---------------------

                             DEBT SECURITIES

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           FIFTH SUPPLEMENTAL INDENTURE, dated as of October 31, 2006 (this
"Supplemental Indenture"), among Kimco Realty Corporation, a Maryland corporation ("Kimco"), Pan Pacific Retail Properties, Inc., a Maryland corporation and successor to Western Investment Real Estate Trust (the "Company"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as trustee (the "Trustee") under the Indenture (as hereinafter referred to).

                        W I T N E S S E T H
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           WHEREAS, the Company and the Trustee have heretofore
entered into an Indenture, dated as of September 1, 1997, as supplemented by the First Supplemental Indenture, dated as of September 1, 1997, by the Second Supplemental Indenture, dated as of September 1, 1997, by the Third Supplemental Indenture, dated as of September 1, 1997, and by the Supplemental Indenture, dated as of November 13, 2000 (as so supplemented, the "Indenture") providing for the issuance from time to time of Securities in one or more series, which Securities were issued and a portion of which are currently Outstanding;

           WHEREAS, the Company has entered into that Agreement and Plan of Merger, dated as of July 9, 2006, by and among the Company, Kimco, KRC Acquisition Inc., KRC CT Acquisition Limited Partnership, KRC PC Acquisition Limited Partnership, CT Operating Partnership, L.P. and Western/Pinecreek, L.P. (the "Merger Agreement") pursuant to which the Company shall merge with KRC Acquisition Inc. (the "Merger Sub") (the "Merger"), with the Company continuing as the surviving corporation;

           WHEREAS, pursuant to the Merger Agreement and the Plan of Liquidation of the Company to be adopted by the Company promptly after the effectiveness of the Merger, the Company will convey substantially all of its properties and assets to Kimco (such conveyance, the "Conveyance");



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           WHEREAS, as a condition to the Conveyance, Section 801 of the
Indenture requires, among other things, that Kimco execute and deliver an indenture supplemental to the Indenture pursuant to Section 901(1) to assume the obligations of the Company under the Indenture and the Securities;

           WHEREAS, the Company has delivered to the trustee Officers' Certificates and an Opinion of Counsel as required under Section 803 of the Indenture; and

           WHEREAS, pursuant to Section 901(1) of the Indenture, Kimco, the Company and the Trustee may enter into this Supplemental Indenture without the consent of any Holder.

           NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is hereby agreed among the Company, Kimco and the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

                                   ARTICLE ONE

              ASSUMPTION OF PAYMENT, PERFORMANCE AND OBSERVANCE

           Section 1.01. Kimco hereby expressly assumes the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed thereunder.

                                   ARTICLE TWO

                         REPRESENTATIONS AND WARRANTIES

           Section 2.01. Kimco represents and warrants that it is a corporation duly



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organized and validly existing under the laws of the State of Maryland.

           Section 2.02. The Company represents and warrants that the Conveyance constitutes the conveyance by the Company of substantially all of its properties and assets to Kimco.

           Section 2.03. The Company represents and warrants that (a) immediately after giving effect to the Merger, and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of the Merger as having been incurred by the Company or such Subsidiary at the time of the Merger, and (b) immediately after giving effect to the Conveyance and treating any indebtedness which becomes an obligation of Kimco or a subsidiary of Kimco as a result of the Conveyance as having been incurred by Kimco or such Subsidiary at the time of the Conveyance, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

                                   ARTICLE THREE

                           SUCCESSION AND SUBSTITUTION

           Section 3.01. Upon the consummation of the Merger and the Conveyance, Kimco shall succeed to and be substituted for the Company with the same effect as if it had been named in the Indenture as the party of the first part and the Company shall be relieved of any further obligation under the Indenture and the Securities, all pursuant to Section 802 of the Indenture.

                                   ARTICLE FOUR

                                  MISCELLANEOUS

           Section 4.01. Capitalized terms used in this Supplemental Indenture that have not otherwise been defined herein shall have the meanings assigned thereto in the Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of



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Securities heretofore or hereafter authenticated and delivered under the
Indenture shall be bound thereby.

           Section 4.02. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

           Section 4.03. This Supplemental Indenture is supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

           Section 4.04. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the "TIA") that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, such provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

           Section 4.05. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and this Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

           Section 4.06. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

           Section 4.07. All agreements of Kimco in this Supplemental Indenture shall bind



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its successors and assigns, whether so expressed or not.

           Section 4.08. Any request, demand, notice or other communication to Kimco in connection with the Indenture, as supplemented, shall be sufficient for every purpose hereunder if in writing and mailed, first class postage paid, to Kimco addressed as follows:

                   Kimco Realty Corporation
                   3333 New Hyde Park Road
                   New Hyde Park, NY 11042

                   Attention:  Treasurer

or to any other address hereafter furnished in writing to the Trustee by Kimco for such purpose.

           Section 4.09. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

           Section 4.10. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

           Section 4.11. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

           Section 4.12. The recitals and statements herein contained are made by the Company and Kimco and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture


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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                    PAN PACIFIC RETAIL PROPERTIES, INC.


                                    By  /s/ Glenn Cohen
                                      -----------------------------
                                    Name:   Glenn Cohen
                                    Title:  Vice President


                                    KIMCO REALTY CORPORATION


                                    By   /s/ Bruce Rubenstein
                                      -----------------------------
                                    Name:    Bruce Rubenstein
                                    Title:   Vice President


                                    THE BANK OF NEW YORK TRUST
                                    COMPANY, N.A., as Trustee


                                    By   /s/ Melonee Young
                                      -----------------------------
                                    Name:    Melonee Young
                                    Title:   Vice President